EXHIBIT 99.1

Accuray Announces Stockholder Approval of Key Financing-Related Proposals and Appointment of New Independent Director

MADISON, Wis., October 6, 2026 -- Accuray Incorporated (Nasdaq: ARAY) today announced that stockholders approved all proposals presented at the company’s Special Meeting of Stockholders held on October 6, 2026, enabling Accuray to complete its previously announced transactions with TCW Asset Management Company LLC, the company’s primary lender and largest shareholder.

In July 2026, Accuray announced a comprehensive plan to strengthen its financial position and support long-term value creation, including definitive agreements with TCW Asset Management Company LLC intended to improve the company's balance sheet, provide additional liquidity, and enhance financial flexibility. The transaction includes the exchange of $40 million of term loan debt for convertible preferred stock, a $15 million equity investment by TCW, access to a delayed draw term loan of up to $5 million, covenant relief through December 31, 2027, governance enhancements, and a reverse stock split, providing Accuray with additional runway to execute its strategic priorities, accelerate innovation, and advance its ongoing transformation initiatives.

The approved proposals will enable Accuray to complete the previously announced TCW financing transaction. The approved proposals included (i) the issuance of shares of common stock in accordance with Nasdaq Listing Rule 5635 in connection with the company's previously announced financing transaction, (ii) an increase in the number of authorized shares of common stock, and (iii) a reverse stock split of the company's common stock, at a ratio ranging from any whole number between 1-for-15 and 1-for-40 determined by Accuray’s board of directors in its discretion. The board of directors maintains the discretion to select any whole number ratio within the approved range and the exact timing of the reverse stock split. The board of directors is evaluating market conditions and other relevant factors in determining the appropriate ratio and timing for the reverse split.

Final voting results from the Special Meeting will be reported in a Current Report on Form 8-K to be filed with the Securities and Exchange Commission.

Board and Governance Update

Accuray also announced that Richard A. (“Randy”) Meier has been appointed as a member of Accuray’s board of directors, effective immediately, and will serve on the company's Compensation Committee.

Mr. Meier brings more than 30 years of executive leadership experience across the healthcare and medical technology sectors. His prior leadership roles include Chief Executive Officer and director of TwinMed, LLC; Chief Executive Officer and director of Rockley Photonics Holdings Limited; Chief Financial Officer of IntersectENT; President-International and Chief Financial Officer of Owens & Minor; Chairman of the Board of BioMarin Pharmaceutical Inc.; Director of Staar Surgical, Inc., and President, Chief Operating Officer, and Chief Financial Officer of Advanced Medical Optics, Inc. Throughout his career, he has led numerous transformational growth initiatives, strategic acquisitions, operational restructurings, and successful value-creation programs across global healthcare organizations.

Accuray’s board of directors believes that Mr. Meier 's professional and leadership experience will be a valuable addition to the board as Accuray continues to execute its transformational, strategic, and operational priorities.

"We appreciate our stockholder’s support of these proposals, which will enable us to move ahead with our previously announced transactions and further strengthen our financial position," said Steve La Neve, president and chief executive officer of Accuray. "We are pleased to welcome Randy to the Board. His strategic perspective and track record of driving organizational performance will be valuable as we advance our priorities and deliver long-term value for our shareholders."

"Randy's combination of executive leadership, financial expertise, and operational experience will be a strong addition to our Board," said Joe Whitters, chairman of the Accuray Board of Directors "His experience across a range of healthcare organizations and public companies will bring valuable perspective to the Board as we support management's strategic priorities."

About Accuray

Accuray is committed to expanding the potential of radiation therapy to improve as many lives as possible. The company develops unique, market-changing solutions designed to deliver radiation treatments for even the most complex cases, while making commonly treatable cases easier, helping to meet the full spectrum of patient needs. Accuray is dedicated to continuous innovation in radiation therapy for oncology, neuro-radiosurgery and beyond. Through collaboration with clinicians and administrators, the company aims to empower healthcare professionals to help patients return to their lives faster. Accuray is headquartered in Madison, Wisconsin, USA, and has facilities worldwide. For more information, please visit http://www.accuray.com

Forward-Looking Statements

Statements made in this press release that are not statements of historical fact are forward-looking statements and are subject to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this press release relate to, but are not limited to, expectations regarding the Company's previously announced transactions with TCW Asset Management Company LLC; the Company's ability to complete such transactions; the implementation, timing and effects of any reverse stock split; the Company's capital structure, liquidity and financial flexibility; the contributions of the Company's newly appointed director; the Company's transformation plan and strategic initiatives; and the Company's ability to execute its strategic and operational priorities and create long-term shareholder value.

These forward-looking statements involve risks and uncertainties. If any of these risks or uncertainties materialize, or if any of the company's assumptions prove incorrect, actual results could differ materially from the results expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, the ability of the company to execute upon its transformation plan; the effect of the global macroeconomic environment on the operations of the company and those of its customers and suppliers; the company's ability to achieve widespread market acceptance of its products; substantial outstanding indebtedness and its ability to maintain compliance with financial covenants related to its debt; the company's ability to realize the expected benefits of the China joint venture and other partnerships; risks inherent in international operations; the company's ability to maintain or increase its gross margins on product sales and services; the company's ability to convert backlog to revenue; and such other risks identified under the heading "Risk Factors" in the company's Annual Report on Form 10-K, filed with the Securities and Exchange Commission (the "SEC") on August 27, 2026, and as updated periodically with the company's other filings with the SEC.

Forward-looking statements speak only as of the date the statements are made and are based on information available to the company at the time those statements are made and/or management's good faith belief as of that time with respect to future events. The company assumes no obligation to update forward-looking statements to reflect actual performance or results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. Accordingly, investors should not put undue reliance on any forward-looking statements.

Accuray Media Contact
Taylor Bould
Communications Specialist, Accuray
+1 (608) 830-3604
tbould@accuray.com